July 31, 2014

State Street Bank and Trust Company
P.O. Box 5049
Boston, MA 02206-5049
Attn: Mary Moran Zeven

Re: MADISON FUNDS (the "Fund")

Ladies and Gentlemen:

Please be advised that the Fund has established a new series of shares to be known as MADISON HANSBERGER INTERNATIONAL GROWTH FUND (the "Portfolio"), which is expected to become effective on August 1, 2014.

In accordance with the Section 1, the Appointment of Sub-Administrator provision, of the Sub-Administration Agreement dated as of January 1, 2013 by and among State Street Bank and Trust Company ("State Street") and Madison Asset Management, LLC ("MAM") and Madison Investment Advisors, LLC (as amended, modified, or supplemented from time to time, the "Agreement"), MAM hereby requests that State Street act as Sub-Administrator for the new Portfolio under the terms of the Agreement. In connection with such request, MAM hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

MADISON ASSET MANAGEMENT, LLC

By:     /s/ Greg Hoppe
Name:     Greg Hoppe
Title:     Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:     /s/ Michael F. Rogers
Name:     Michael F. Rogers
Title:     Executive Vice President, Duly Authorized
Effective Date: August 1, 2014
July 31, 2014

State Street Bank and Trust Company 801 Pennsylvania
Kansas City, MO 64105
Attention: Jesse Pedraza

Re: MADISON FUNDS (the"Fund")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as MADISON HANSBERGER INTERNATIONAL GROWTH FUND (the "Portfolio").

In accordance with Section 18.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of January 1, 2013, as amended, modified, or supplemented from time to time (the "Agreement"), by and among each registered investment company party thereto, and State Street Bank and Trust Company ("State Street"), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolio under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 18.7 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to _the Fund and retaining one for your records.

Sincerely,

MADISON ASSET MANAGEMENT, LLC

By:     /s/ Greg Hoppe
Name:     Greg Hoppe
Title:     Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:     /s/ Michael F. Rogers
Name:     Michael F. Rogers
Title:     Executive Vice President, Duly Authorized
Effective Date: August 1, 2014